Master Repurchase Agreement
September 1996 Version

Dated as of	February 13, 2018
Between:	Coöperatieve Rabobank, U.A., New York Branch The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
and	PHI Financial Services, Inc.

1.	Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)
“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

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(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)
“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)
“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)
“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)
“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)
“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

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(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)
“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree oth-erwise, such price increased by the amount of any cash transferred by Buyer to Seller pur-suant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)
“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction here-under, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)
“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)
“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)
“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)
An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

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(b)
Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)
In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)
If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)
If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased

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by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)
If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)
Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)
Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

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6.	Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
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8.	Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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Required Disclosure for Transactions in Which the Seller
Retains Custody of the Purchased Securities
Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.
* Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.	Substitution

(a)
Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)
In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any

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agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)
The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)
In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)
In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

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(d)
If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)
as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)
as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)
As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)
For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or

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deemed exercise by the nondefaulting party of the option referred to in sub-paragraph (a) of this Paragraph.

(g)
The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)
To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be

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made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)
The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

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18.	Use of Employee Plan Assets

(a)
If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)
Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)
By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not dis-closed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any out-standing Transaction involving a Plan Party.

19.	Intent

(a)
The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)
It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)
The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)
It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction

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hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDI-CIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:

(a)
in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder.

(b)
in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)
in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

[Signature Pages Follow]

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COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH

By:	/s/ Vikram Malkani
Name:	Vikram Malkani
Title:	Managing Director
Date:	February 13, 2018

By:	/s/Chris G. Kortlandt
Name:	Chris G. Kortlandt
Title:	Managing Director
Date:	February 13, 2018

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to 1996 SIFMA Master Repurchase Agreement]

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

By:	/s/ Thomas Giuntini
Name:	Thomas Giuntini
Title:	Director
Date:	February 13, 2018

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[Signature Page to 1996 SIFMA Master Repurchase Agreement]

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PHI FINANCIAL SERVICES, INC.

By:	/s/ Andrew Girardi
Name:	Andrew Girardi
Title:	President
Date:	February 13, 2018

[Signature Page to 1996 SIFMA Master Repurchase Agreement]

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Annex I
Supplemental Terms and Conditions
This Annex I forms a part of the 1996 SIFMA Master Repurchase Agreement dated as of February 13, 2018 (the “SIFMA Master,” and as amended by this Annex I, this or the “Agreement”) among PHI Financial Services, Inc., Coöperatieve Rabobank, U.A., New York Branch (“Rabobank”) and each of the other Buyers from time to time Party thereto. Subject to the provisions of Paragraph 1 of this Annex I, (a) capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the SIFMA Master, and (b) aside from this Annex I, including all exhibits and schedules attached hereto and thereto, no other Annexes or Schedules thereto shall form a part of the SIFMA Master or be applicable thereunder.
Applicability; Parties; Framework.
Framework Agreement. This Agreement is being entered into in accordance with that certain Master Framework Agreement, dated as of February 13, 2018 (the “Framework Agreement”), among Seller, each of the “Buyers” thereunder and Rabobank, as agent for the Buyers (the “Agent”). Capitalized terms used but not defined in this Agreement or in any Confirmations shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto). In the event of any inconsistency between this Agreement and the Framework Agreement, the Framework Agreement shall govern.
Seller. PHI Financial Services, Inc. will act as Seller with respect to all Transactions entered into hereunder.
Buyers. All references to “Buyer” in this Agreement shall refer collectively to the “Buyers” party to the Framework Agreement, each as represented for purposes of this Agreement by Rabobank, as Agent. Each such Buyer shall be deemed a party to this Agreement, and upon entry into any Transaction, each such Buyer shall acquire an undivided fractional interest in the Purchased Securities for such Transaction (pro-rata in accordance with its Undivided Funding Percentage) in accordance with Section 4.2(b) of the Framework Agreement until such Purchased Securities are repurchased by Seller pursuant to this Agreement (at which point such undivided fractional interests shall be collectively reconveyed to Seller) or otherwise disposed of hereunder. Subject to the terms and conditions of the Framework Agreement, all powers of Buyers hereunder, including the execution and delivery of Confirmations hereunder or any other matters involving consent or discretion, shall be exercised solely by Agent on behalf of such Buyers. The parties agree that any remedies to be exercised against Seller, Guarantor or the Collateral shall be exercised solely through Agent and not by any Buyer individually.
Securities. All Securities under this Agreement shall consist of Eligible Farmer Loans. Only Eligible Farmer Loans shall be recognized as Securities for purposes of any Transactions hereunder.
Entire Agreement. The first sentence of Paragraph 14 of the SIFMA Master is subject to, and superseded by, Section 9.3 of the Framework Agreement.
Definitions.
Added Definitions. For purposes of this Agreement, the following additional terms shall have the following meanings:

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(i)     “Breakage Amount”, with respect to any Breakage Event pertaining to any outstanding Transaction, an amount “X” to be calculated as follows:
X = (A - B) * (C - D) * E
where:
A refers to the Purchase Price for such Transaction immediately prior to such Breakage Event;
B refers to (x) in the case of a Breakage Event of the type specified in clause (1) of the definition thereof, the Purchase Price for any new Transaction entered into hereunder having a Purchase Date coinciding with the date on which such outstanding Transaction is terminated or (y) in the case of a Breakage Event of the type described in clause (2) of the definition thereof, the excess (if any) of (I) the Purchase Price for such outstanding Transaction immediately prior to such Breakage Event over (II) the amount of cash transferred by Seller to Buyer;
C refers to the Pricing Rate for such outstanding Transaction;
D refers to LIBID for the Breakage Period plus 0.75%; and
E refers to the actual number of days in the Breakage Period divided by 360.
(ii)    “Breakage Event”, with respect to any Transaction, (1) the termination of such Transaction by Seller before the Repurchase Date specified in the Confirmation for such Transaction in accordance with Paragraph 3(c)(ii) of the SIFMA Master, as amended by this Annex I, or (2) the transfer of any cash by Seller to Buyer during the Transaction Period for such Transaction as required pursuant to Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, or as permitted in accordance with Paragraph 4(f) of this Annex I;
(iii)    “Breakage Period”, with respect to any Breakage Event, the period commencing on (and including) (x) in the case of a Breakage Event of the type described in clause (1) of the definition thereof, the effective date of Seller’s termination of the applicable Transaction or (y) in the case of a Breakage Event of the type described in clause (2) of the definition thereof, the date on which such cash is transferred by Seller to Buyer, and, in each case, ending on (but excluding) the next succeeding Monthly Date;
(iv)    “Framework Agreement”, the meaning set forth in Paragraph 1(a) of this Annex I;
(v)    “LIBID”, with respect to any Breakage Period, London Interbank Bid Rate for deposits in U.S. Dollars which appears on the Bloomberg Screen LIBOR Rates Page (or any successor source) as of 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding the first day of such Breakage Period, for a period equal to such Breakage Period; provided, that if the Breakage Period is not equal to a period specified on such page, the rate shall be calculated using Linear Interpolation;
“LIBOR”, with respect to any Transaction Period or Breakage Period, the rate for deposits in U.S. Dollars for a period equal to such Transaction Period or such Breakage Period which appears on the Bloomberg Screen LIBOR Rates Page (or any successor source) as of 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding the first day of the Transaction Period or such Breakage Period; provided that if the Transaction Period or such Breakage Period is not

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equal to a period specified on such page, the rate shall be calculated using Linear Interpolation; provided, further, that in the event that such rate is not available at such time for any reason, then the LIBOR Rate for such Transaction Period or such Breakage Period shall be the rate at which U.S. Dollar deposits in an amount comparable to the Purchase Price and for a maturity comparable to such Transaction Period or such Breakage Period are offered by the principal London office of Coöperatieve Rabobank, U.A. to leading banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding the first day of the Transaction Period or such Breakage Period;
(vi)    “Linear Interpolation” , straight-line interpolation by reference to two rates, one of which shall be determined as if the applicable Transaction Period (or Breakage Period, if applicable) were the period of time for which rates are available next shorter than the length of such Transaction Period (or Breakage Period) and the other of which shall be determined as if such Transaction Period (or Breakage Period) were the period of time for which rates are available next longer than the length of such Transaction Period (or Breakage Period); such determinations to be made by Agent;
(vii)    “London Banking Day”, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in City of London are permitted or required by applicable Law or regulation to remain closed.
(viii)    “Portfolio Schedule”, the meaning set forth in Paragraph 3(b) of this Annex I;
(ix)    “Roll-Over Securities”, with respect to any expiring Transaction, any Purchased Securities under such Transaction which, in lieu of being transferred back to Seller, become Purchased Securities under a new Transaction (as set forth on the Portfolio Schedule for such Transaction) with a Purchase Date coinciding with the Repurchase Date of such expiring Transaction.
Revised Definitions. For purposes of this Agreement, and notwithstanding anything in Paragraph 2 of the SIFMA Master to the contrary, the following terms shall have the following amended and restated meanings:
(x)    “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Purchase Price for such Transaction as of such date;
(xi)    “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, one hundred and five percent (105%);
(xii)    “Defaulted Farmer Loan”, any Eligible Farmer Loan with respect to which an Act of Insolvency has occurred with respect to the applicable Debtor or with respect to which any of the Asset Representations, Warranties or Covenants has been breached;
(xiii)    “Market Value”, as of any date with respect to the Securities comprising the Transaction Portfolio for an outstanding Transaction, an amount equal to the sum of the Book Values of all Eligible Farmer Loans comprising such Transaction Portfolio (as set forth in the applicable Portfolio Schedule) as of such date; provided; that the Book Value of any Defaulted Farmer Loan shall be deemed to be zero;

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(xiv)    “Price Differential”, with respect to any Transaction as of any date, the sum of the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction); provided, that upon the occurrence of any Breakage Event with respect to such Transaction, such Price Differential shall be (x) be increased by an amount equal to the absolute value of the applicable Breakage Amount for such Breakage Event if such amount is a positive number or (y) be reduced by an amount equal to the absolute value of the applicable Breakage Amount for such Breakage Event if such Breakage Amount is a negative number, in each case determined as of the date on which such Breakage Event occurs;
(xv)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential, determined for each Transaction (unless otherwise specified in the Confirmation) as being equal to the sum of (A) LIBOR as of the applicable Purchase Date plus (B) 0.75%; provided, that if Seller elects to terminate an outstanding Transaction before the Repurchase Date specified in the Confirmation for such Transaction in accordance with Paragraph 3(c)(ii) of the SIFMA Master (as amended by this Annex I), the Pricing Rate for any new Transaction entered into hereunder having a Purchase Date coinciding with the date on which such outstanding Transaction is terminated shall be equal to the Pricing Rate for the Transaction terminated on such date.
(xvi)    “Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, which shall be the earliest of (i) the next Monthly Date immediately succeeding the applicable Purchase Date, (ii) the Facility Expiration Date and (iii) any date determined by application of the provisions of Paragraph 3(c) or 11 of this Annex I; and
(xvii)    “Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (A) the Purchase Price for such Transaction plus (B) the accrued and unpaid Price Differential as of the date of such determination (it being understood that all such accrued and unpaid Price Differential shall be payable when and as set forth in Paragraph 12 of this Annex I).
Initiation; Confirmation; Termination. Notwithstanding anything to the contrary in Paragraph 3 of the SIFMA Master, the following shall apply:
No Oral Agreements. All agreements to enter into Transactions hereunder shall be in writing in accordance with Article 4 of the Framework Agreement.
Confirmations; Priority. All Confirmations with respect to Transactions hereunder shall be substantially in the form attached as Exhibit A to this Annex I, and shall be accompanied by a schedule substantially in the form attached as Exhibit B to this Annex I (a “Portfolio Schedule”) setting forth the Eligible Farmer Loans comprising the Purchased Securities for such Transaction. In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.

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Termination. Paragraph 3(c) of the SIFMA Master is hereby amended and restated as follows:
“Subject in each case to Section 4.1(c) of the Framework Agreement, Transactions hereunder shall terminate upon the earlier of (i) the date determined pursuant to the definition of Repurchase Date (without regard to this Paragraph 3(c)) or (ii) a date specified upon demand by Seller, which demand shall be made by Seller in writing no later than 5:00 p.m. on the third Business Day prior to the Business Day on which such termination will be effective; provided, that specification of an early termination date pursuant to the foregoing clause (ii) shall be permitted with respect to no more than ten (10) Transactions during the Facility Term (it being understood any specification of an early termination date which is subsequently voided pursuant to Section 4.1(c) of the Framework Agreement shall not be counted towards such maximum). On such earlier date, termination of the Transaction will be effected by transfer to Seller or its agent of the related Purchased Securities (other than any Roll-Over Securities) against the payment of the related Repurchase Price by Seller (which may be netted against the Purchase Price payable in respect of any new Transaction) in accordance with the Framework Agreement.”
Outstanding Transactions; Continuity. Notwithstanding anything in this Agreement to the contrary, the Parties agree that no more than one Transaction hereunder shall be outstanding at any given time. It is the intention of the Parties that during the Facility Term, and subject to fulfillment of the applicable conditions set forth in the Framework Agreement with respect to Buyers’ entry into Transactions, the expiration of each Transaction hereunder on the applicable Repurchase Date shall coincide with the entry into a subsequent Transaction with a concurrent Purchase Date in accordance with the procedures set forth in the Framework Agreement. The Parties further intend that, pursuant to Paragraph 12 of the SIFMA Master and to the extent permitted under Paragraph 12 of this Annex I, the Repurchase Price payable by Seller with respect to each such expiring Transaction shall be netted to the extent applicable against the Purchase Price payable by Buyers with respect to such subsequent Transaction.
Margin Maintenance. Notwithstanding anything to the contrary in Paragraph 4 of the SIFMA Master, the following shall apply:
Option to Substitute. In the case of any Margin Deficit with respect to any Transaction, Seller may, in lieu of transferring cash or Additional Purchased Securities in accordance with Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, effect a substitution of Purchased Securities in accordance with Paragraph 9 of the SIFMA Master, as amended by this Annex I, so long as the resulting Market Value of the Purchased Securities (including the substituted Securities) will thereupon exceed the Buyer’s Margin Amount with respect to such Transaction.
Margin Excess Inapplicable. The provisions of Paragraph 4(b) of the SIFMA Master shall not apply to Transactions under this Agreement, and all references thereto or to “Margin Excess” in the SIFMA Master shall be disregarded; provided, that in the event the Market Value of any Transaction exceeds the Buyer’s Margin Amount with respect to such Transaction by more than $10 million, Seller shall be entitled to deliver an amended and restated Portfolio Schedule reflecting a Market Value for such Transaction at least equal to the Buyer’s Margin Amount.

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(b)    Margin Deficit Cures. Paragraph 4(c) of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“If any notice is given (or deemed given) by Buyer under subparagraph (a) of this Paragraph, Seller shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than (x) three Business Days following its receipt (or deemed receipt) of such notice in the case of notices received (or deemed received) prior to the Farmer Loan Maturity Date or (y) one Business Day following its receipt (or deemed receipt) of such notice in the case of notices received (or deemed received) on or after the Farmer Loan Maturity Date.”
Evidence of Additional Purchased Securities. Any transfer of Additional Purchased Securities in accordance with Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, with respect to a Transaction shall be evidenced by an amendment and restatement of the Portfolio Schedule for such Transaction.
Threshold. In accordance with Paragraph 4(e) of the SIFMA Master, as amended by this Annex I, the Parties agree that the rights of Buyer under Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, to require the elimination of any Margin Deficit may be exercised only where such Margin Deficit exceeds $10 million.
Margin Prepayments. Seller may, at its discretion in connection with any Transaction, elect to transfer cash to Buyer prior to (and in anticipation of) any Margin Deficit arising or the exercise by Buyer of its rights under Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, and such cash shall be treated for all purposes under this Agreement in the same manner as cash transferred by Seller pursuant to the aforementioned Paragraph 4(a); provided, that (i) Seller must provide Buyer with written notice of any such transfer at least three (3) Business Days in advance thereof, (ii) the amount to be transferred on any such occasion must be at least $10 million and (iii) the remaining Purchase Price of the outstanding Transaction after giving effect to any such transfer must be at least $10 million.
Treatment of Margin Payments. For purposes of Paragraph 4(d) of the SIFMA Master, as amended by this Annex I, any cash transferred in respect of Seller’s margin obligations with respect to any Transaction (including any prepayments contemplated by Paragraph 4(f) of this Annex I) shall be applied to reduce the Purchase Price of such Transaction.
Reporting of Margin Deficits. Seller shall provide Agent with the notices required pursuant to Section 5.3(o) of the Framework Agreement and, to the extent any such notice relates to a Margin Deficit in excess of the threshold specified in Paragraph 4(e) of this Annex I, Buyer shall be automatically deemed to have delivered a concurrent notice to Seller exercising its rights under Paragraph 4(a) of the SIFMA Master, as amended by this Annex I, to require the elimination of such Margin Deficit.
Income Payments. Notwithstanding anything to the contrary in Paragraph 5 of the SIFMA Master, unless an Event of Default with respect to Seller shall have occurred and (i) such Event of Default is continuing and (ii) Agent, on behalf of Buyers, has exercised remedies with respect to the Purchased Securities under Paragraph 11(d) of the SIFMA Master, as amended by this Annex I, Seller shall service the Purchased Securities, and be entitled to receive and retain all Income paid or distributed

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on or in respect of such Securities. All references in this Agreement to Income received by Buyer prior to such an Event of Default shall be disregarded.
Security Interest. Paragraph 6 of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“(a) Seller hereby grants to Agent, for the benefit of the Buyers, a first priority security interest in all of Seller’s right, title and interest in and to all loans identified in the Portfolio Schedule applicable to each Transaction entered into under this Agreement, all rights to payment arising thereunder, all instruments that may from time to time evidence such loans and all rights arising under the loan agreements governing such loans, whether now existing or hereafter arising, and all proceeds thereof (collectively, the “Collateral”), to secure the Seller’s obligations under the Transaction Agreements (the “Secured Obligations”). This Agreement shall create a continuing security interest in the Collateral (notwithstanding any deemed repurchase by Seller under an expiring Transaction and simultaneous deemed purchase by Buyers under a subsequent Transaction of any Roll-Over Securities) and shall remain in full force and effect until such security interest is released pursuant to (and to the extent provided in) Paragraph 6(c) below or until all unpaid Repurchase Price with respect to outstanding Transactions under this Agreement have been indefeasibly paid in full (without application of any set off or netting). Agent (for the benefit of the Buyers) shall have, with respect to all the Collateral, in addition to all other rights and remedies available to Agent (for the benefit of the Buyers) under the Transaction Agreements, all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.
(b) Seller hereby authorizes Agent to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect the security interest granted pursuant to the foregoing Paragraph 6(a) under the Uniform Commercial Code of the relevant jurisdiction (which financing statements may describe the collateral as “All of Debtor’s right, title and interest in and to all loans identified in the schedule (as such schedule is amended and restated from time to time, each a “Portfolio Schedule”) applicable to each transaction entered into under the 1996 SIFMA Master Repurchase Agreement dated as of February 13, 2018 (the “Repurchase Agreement”), between Debtor, Coöperatieve Rabobank, U.A., New York Branch and the other Buyers from time to time party thereto, including Annex I thereto (and as amended thereby), all rights to payment arising thereunder, all instruments that may from time to time evidence such loans and all rights arising under the loan agreements governing such loans, whether now existing or hereafter arising, and all proceeds thereof.”).
(c) The security interest granted pursuant to the foregoing Paragraph 6(a) is released by Agent and the Buyers (i) upon payment of the Repurchase Price for any Transaction (including by application of set off or netting in accordance with Paragraph 12 of this Agreement (but subject to Paragraph 12 of Annex I hereto)), without further action by any Person, but solely with respect to the Purchased Securities in respect of such Transaction that are not Roll-Over Securities with respect to such Transaction, and (ii) upon any amendment and restatement of the Portfolio Schedule with respect to a Transaction in accordance with the terms hereof,

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without further action by any Person, but solely with respect to Purchased Securities previously identified in the existing Portfolio Schedule for such Transaction that are no longer identified in the amended and restated Portfolio Schedule for such Transaction. Agent hereby agrees, at Seller’s expense, to (x) file appropriate financing statement amendments to reflect such release and (y) agree to take such additional actions, as Seller may reasonably request to better evidence such release.”
Payment and Transfer. Notwithstanding anything in Paragraph 7 of the SIFMA Master to the contrary, all transfers of Securities by one party to the other party shall be evidenced by the Portfolio Schedule attached to each Confirmation and any amendments thereto made in accordance with this Agreement; it being understood that upon Seller’s payment in full of the Repurchase Price with respect to a Transaction on any Repurchase Date (including as a result of netting), all Purchased Securities (other than Roll-Over Securities) shall be automatically deemed to be transferred and assigned from Buyer to Seller without further evidence thereof.
Rehypothecation of Purchased Securities. Paragraph 8 of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything herein to the contrary, unless an Event of Default shall have occurred with respect to Seller, Buyer shall be prohibited from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities.”
Substitution. Notwithstanding anything to the contrary in Paragraph 9 of the SIFMA Master, all substitutions of Purchased Securities pursuant to Paragraph 9 of the SIFMA Master, as amended by this Annex I, respect to any Transaction shall be evidenced by an amendment and restatement of the Portfolio Schedule for such Transaction.
Representations. The representations and warranties of Seller set forth in Paragraph 10 of the SIFMA Master are hereby replaced with the representations and warranties set forth in Section 5.1 of the Framework Agreement. It is acknowledged that Seller is also making the representations and warranties set forth in Section 5.2 of the Framework Agreement with respect to the Purchased Securities.
Events of Default.
Replacement Events of Default. The Events of Default applicable to Seller set forth in Paragraph 11 of the SIFMA Master are hereby replaced with the Events of Default set forth in the definition thereof in the Framework Agreement.
Remedies. Paragraph 11(d) of the SIFMA Master is hereby amended and restated in its entirety to read as follows:
“If the nondefaulting party is the Buyer and exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, Agent on behalf of the Buyers may, at its discretion and with such notice to the defaulting party as may be required by applicable law, immediately (i) take possession of and any or all Purchased Securities subject to any outstanding Transactions, at its discretion, (ii) subject to the requirements of applicable law, sell any or all such Purchased

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Securities, at such price or prices as Agent may reasonably deem satisfactory, and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or under any of the other Transaction Agreements (it being understood, for the avoidance of doubt, that the defaulting party shall remain liable to the nondefaulting party for the excess of such aggregate unpaid Repurchase Prices and other amounts owing over any sale proceeds so applied); and (iii) generally exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.”
Replacement Securities Inapplicable. The provisions of Paragraph 11(e) of the SIFMA Master shall not apply to Transactions under this Agreement, and all references thereto or to “Replacement Securities” shall be disregarded.
Single Agreement. With respect to any Transaction under this Agreement, and notwithstanding anything in this Agreement to the contrary, the portion of the Repurchase Price for such Transaction consisting of the Price Differential shall, in all circumstances, be paid by Seller by wire transfer of immediately available funds to the account of Agent set forth in Schedule 2 to the Framework Agreement on the Repurchase Date for such Transaction (or, if such Repurchase Date is not a Monthly Date, on the earlier of (i) next succeeding Monthly Date to occur following such Repurchase Date or (ii) the Facility Expiration Date), and such payment of the Price Differential shall not be subject to any setoff, netting or other application by Seller against other amounts, whether pursuant to Paragraph 12 of the SIFMA Master or otherwise.
Miscellaneous.
Termination of Agreement. The last sentence of Paragraph 15(a) of the SIFMA Master is hereby amended and restated to read as follows:
“This Agreement shall terminate on the Facility Expiration Date, except that this Agreement shall, notwithstanding such termination, remain applicable to any Transactions then outstanding.”
Other Inapplicable Provisions. Paragraphs 18, 19 and 20 of the SIFMA Master shall not be applicable to Transactions under this Agreement, and all terms and provisions thereof and references thereto shall be disregarded for purposes of this Agreement.

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